FIRST AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

INVESTMENT ADVISORY AGREEMENT

with

ROCKEFELLER & CO. LLC

THIS FIRST AMENDMENT dated as of April 15, 2021, to the Investment Advisory Agreement, dated as of March 1, 2018 (the “Agreement”), entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and ROCKEFELLER & CO. LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to add the Rockefeller Climate Solutions Fund, as set forth on Schedule A to the Agreement; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the sole purpose of adding the Rockefeller Climate Solutions Fund, to be effective at the time the Rockefeller Climate Solutions Fund commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS on behalf of its series listed on Amended Schedule A	ROCKEFELLER & CO. LLC

By: /s/ John P. Buckel	By: /s/ Timothy J. McCarthy
Name: John P. Buckel	Name: Timothy J. McCarthy
Title: President	Title: General Counsel

Amended Schedule A

to the

TRUST FOR PROFESSIONAL MANAGERS

INVESTMENT ADVISORY AGREEMENT

with

ROCKEFELLER & CO. LLC

Series or Fund of Trust for Professional Managers	Annual Fee Rate as a Percentage of Average Daily Net Assets
Rockefeller Equity Allocation Fund	0.85%
Rockefeller Core Taxable Bond Fund	0.35%
Rockefeller Intermediate Tax Exempt National Bond Fund	035%
Rockefeller Intermediate Tax Exempt New York Bond Fund	0.35%
Rockefeller Climate Solutions Fund	0.85%